Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2021 Fourth Quarter and Year-End Results
Richmond, VA, February 17, 2022 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $48.3 million, $2.09 per diluted share, for the fourth quarter of 2021 compared to $38.2 million, $1.65 per diluted share, for the fourth quarter of 2020. Net income was $152.7 million, $6.62 per diluted share, for the year ended December 31, 2021 compared to $88.4 million, $3.87 per diluted share, for the year ended December 31, 2020. For the fourth quarter of 2021, the impact on net income related to catastrophes was negligible. For the year ended December 31, 2021, net income included after-tax catastrophe losses of $6.8 million. For the fourth quarter and year ended December 31, 2020, net income included after-tax catastrophe losses of $4.8 million and $18.3 million, respectively.
Net operating earnings(1) were $40.7 million, $1.76 per diluted share, for the fourth quarter of 2021 compared to $26.3 million, $1.14 per diluted share, for the fourth quarter of 2020. Net operating earnings(1) were $132.4 million, $5.74 per diluted share, for the year ended December 31, 2021 compared to $72.3 million, $3.16 per diluted share, for the year ended December 31, 2020.
Highlights for the fourth quarter of 2021 included:
•Net income increased by 26.6% compared to the fourth quarter of 2020
•Net operating earnings(1) increased by 54.7% compared to the fourth quarter of 2020
•36.0% growth in gross written premiums to $203.8 million compared to the fourth quarter of 2020
•32.1% increase in net investment income to $8.6 million compared to the fourth quarter of 2020
•94.9% increase in underwriting income(2) to $42.2 million compared to the fourth quarter of 2020, resulting in a combined ratio of 74.5%
•24.0% annualized operating return on equity(4) for the fourth quarter of 2021
Highlights for the full year of 2021 included:
•Net income increased by 72.7% compared to the full year of 2020
•Net operating earnings(1) increased by 83.1% compared to the full year of 2020
•38.3% growth in gross written premiums to $764.4 million compared to the full year of 2020
•18.9% increase in net investment income to $31.0 million compared to the full year of 2020
•144.4% increase in underwriting income(2) to $133.6 million compared to the full year of 2020, resulting in a combined ratio of 77.1%
•20.8% operating return on equity(4) for the year ended December 31, 2021
"We concluded 2021 with another strong quarter, highlighted by growth in gross written premiums of 36% and a combined ratio under 75%. By providing superior customer service combined with disciplined underwriting and low costs, we expanded our margins and achieved an operating return on equity of 21% for 2021. We are confident the favorable market momentum will persist in 2022, and combined with the strength of our business model we will deliver another successful year," said President and Chief Executive Officer, Michael P. Kehoe.

Results of Operations
Underwriting Results
Gross written premiums were $203.8 million for the fourth quarter of 2021 compared to $149.9 million for the fourth quarter of 2020, an increase of 36.0%. Gross written premiums were $764.4 million for the year ended December 31, 2021 compared to $552.8 million for the year ended December 31, 2020, an increase of 38.3%. Growth in gross written premiums during the fourth quarter and year ended December 31, 2021 over the same periods last year was driven by higher submission activity from brokers and rate increases on bound accounts.
Underwriting income(2) was $42.2 million, resulting in a combined ratio of 74.5%, for the fourth quarter of 2021, compared to $21.6 million, and a combined ratio of 81.6% for the same period last year. The increase in underwriting income(2) for the fourth quarter of 2021 was due primarily to premium growth and continued rate increases from a strong underwriting environment, lower catastrophe activity and higher net favorable development of loss reserves from prior accident years. In addition, underwriting income reflected the benefit of a lower expense ratio due to economies of scale from premium expansion and management's continued focus on controlling costs. Loss and expense ratios were 53.1% and 21.4%, respectively, for the fourth quarter of 2021 compared to 58.8% and 22.8% for the fourth quarter of 2020. The impact related to catastrophes during the fourth quarter of 2021 was negligible. The loss ratio included current accident year catastrophe losses of $6.1 million, or 5.1 points, for the fourth quarter of 2020. Favorable development on reserves from prior accident years was $6.6 million, or 4.0 points, for the fourth quarter of 2021, and $3.7 million, or 3.1 points, for the fourth quarter of 2020.
Underwriting income(2) was $133.6 million, resulting in a combined ratio of 77.1%, for the year ended December 31, 2021, compared to $54.7 million, and a combined ratio of 86.7% for the prior year. The increase in underwriting income(2) for the year ended December 31, 2021 was primarily due to premium growth and continued rate increases, higher net favorable development of loss reserves from prior accident years and lower catastrophe activity. In addition, underwriting income reflected the benefit of a lower expense ratio due to economies of scale from premium expansion and management's continued focus on controlling costs. Loss and expense ratios were 55.7% and 21.4%, respectively, for the year ended December 31, 2021 compared to 63.9% and 22.8%, respectively, for the year ended December 31, 2020. The loss ratios included current accident year catastrophe losses of $8.6 million, or 1.5 points, for the year ended December 31, 2021 and $23.2 million, or 5.6 points, for the year ended December 31, 2020. The catastrophe activity in 2021 primarily related to Hurricane Ida and winter storms in Texas. Catastrophe activity in 2020 largely related to Hurricanes Laura and Sally and the California wildfires. Favorable development on reserves from prior accident years was $32.0 million, or 5.5 points, for the year ended December 31, 2021 and $13.3 million, or 3.2 points, for the year ended December 31, 2020.

Summary of Operating Results
The Company’s operating results for the three months and year ended December 31, 2021 and 2020 are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	($ in thousands)
Gross written premiums	$203,820	$149,910	$764,373	$552,814
Ceded written premiums	(26,339)	(19,599)	(104,164)	(74,595)
Net written premiums	$177,481	$130,311	$660,209	$478,219

Net earned premiums	$165,267	$117,792	$582,879	$412,754
Losses and loss adjustment expenses	87,688	69,334	324,415	263,802
Underwriting, acquisition and insurance expenses	35,410	26,825	124,900	94,296
Underwriting income(2)	$42,169	$21,633	$133,564	$54,656

Loss ratio	53.1%	58.8%	55.7%	63.9%
Expense ratio	21.4%	22.8%	21.4%	22.8%
Combined ratio	74.5%	81.6%	77.1%	86.7%

Annualized return on equity(3)	28.5%	27.5%	23.9%	18.0%
Annualized operating return on equity(4)	24.0%	19.0%	20.8%	14.7%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(4)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three months and year ended December 31, 2021 and 2020:

	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$94,413	57.1%	$66,983	56.8%
Current accident year - catastrophe losses	(152)	—%	6,061	5.1%
Effect of prior accident year development	(6,573)	(4.0)%	(3,710)	(3.1)%
Total	$87,688	53.1%	$69,334	58.8%

	Year Ended December 31, 2021		Year Ended December 31, 2020
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$347,761	59.7%	$253,948	61.5%
Current accident year - catastrophe losses	8,640	1.5%	23,192	5.6%
Effect of prior accident year development	(31,986)	(5.5)%	(13,338)	(3.2)%
Total	$324,415	55.7%	$263,802	63.9%

Investment Results
The Company’s net investment income was $8.6 million in the fourth quarter of 2021 compared to $6.5 million in the fourth quarter of 2020, an increase of 32.1%. Net investment income was $31.0 million for the full year of 2021 compared to $26.1 million for the full year of 2020. This increase was primarily due to growth in our investment portfolio generated from the investment of positive operating funds since December 31, 2020. The Company’s investment portfolio, excluding cash and cash equivalents, had a gross investment return(5) of 2.5% for the year ended December 31, 2021 compared to 2.9% for the year ended December 31, 2020. Funds are generally invested conservatively in high quality securities, including government agency, asset- and mortgage-backed securities, and municipal and corporate bonds with an average credit quality of "AA-." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.3 years at both December 31, 2021 and 2020. Cash and invested assets totaled $1.7 billion at December 31, 2021 compared to $1.3 billion at December 31, 2020.
(5)    Gross investment return is investment income from fixed-maturity and equity securities, before any deductions for fees and expenses, expressed as a percentage of average beginning and ending book values of those investments during the period.
Other
The effective tax rate for the year ended December 31, 2021 was 19.1%. The effective tax rate was lower than the federal statutory rate primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
Stockholders' equity was $699.3 million at December 31, 2021, compared to $576.2 million at December 31, 2020. Operating return on equity was 20.8% for the full year of 2021, an increase from 14.7% for the full year of 2020, which was attributable primarily to growth in the business from continuing favorable market conditions and rate increases, lower catastrophe losses, and higher favorable development on net loss reserves from prior accident years.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, and net realized investment gains and losses, after taxes. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three months and year ended December 31, 2021 and 2020, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	($ in thousands, except per share data)
Net operating earnings:
Net income	$48,320	$38,181	$152,659	$88,419
Adjustments:
Change in the fair value of equity securities, before taxes	(9,168)	(13,146)	(22,812)	(16,855)
Income tax expense (1)	1,925	2,761	4,791	3,540
Change in fair value of equity securities, after taxes	(7,243)	(10,385)	(18,021)	(13,315)

Net realized investment gains, before taxes	(431)	(1,857)	(2,828)	(3,533)
Income tax expense (1)	91	390	594	742
Net realized investment gains, after taxes	(340)	(1,467)	(2,234)	(2,791)
Net operating earnings	$40,737	$26,329	$132,404	$72,313

Diluted operating earnings per share:
Diluted earnings per share	$2.09	$1.65	$6.62	$3.87
Change in fair value of equity securities, after taxes, per share	(0.31)	(0.45)	(0.78)	(0.58)
Net realized investment gains, after taxes, per share	(0.01)	(0.06)	(0.10)	(0.12)
Diluted operating earnings per share(2)	$1.76	$1.14	$5.74	$3.16

Operating return on equity:
Average equity(3)	$679,250	$555,185	$637,787	$491,059
Annualized return on equity(4)	28.5%	27.5%	23.9%	18.0%
Annualized operating return on equity(5)	24.0%	19.0%	20.8%	14.7%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.
(3)    Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, other income, other expenses and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance.

Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three months and year ended December 31, 2021 and 2020, net income reconciles to underwriting income as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Net income	$48,320	$38,181	$152,659	$88,419
Income tax expense	11,755	4,639	36,142	11,994
Income before income taxes	60,075	42,820	188,801	100,413
Other expenses (6)	429	353	1,663	1,375
Net investment income	(8,582)	(6,497)	(31,048)	(26,110)
Change in fair value of equity securities	(9,168)	(13,146)	(22,812)	(16,855)
Net realized investment gains	(431)	(1,857)	(2,828)	(3,533)
Other income	(154)	(40)	(212)	(634)
Underwriting income	$42,169	$21,633	$133,564	$54,656
(6) Other expenses are comprised of interest expense on the Company's Credit Facility and corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, February 18, 2022, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 2881553, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on April 19, 2022.

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	(in thousands, except per share data)
Gross written premiums	$203,820	$149,910	$764,373	$552,814
Ceded written premiums	(26,339)	(19,599)	(104,164)	(74,595)
Net written premiums	177,481	130,311	660,209	478,219
Change in unearned premiums	(12,214)	(12,519)	(77,330)	(65,465)
Net earned premiums	165,267	117,792	582,879	412,754

Net investment income	8,582	6,497	31,048	26,110
Change in fair value of equity securities	9,168	13,146	22,812	16,855
Net realized investment gains	431	1,857	2,828	3,533
Other income	154	40	212	634
Total revenues	183,602	139,332	639,779	459,886

Expenses
Losses and loss adjustment expenses	87,688	69,334	324,415	263,802
Underwriting, acquisition and insurance expenses	35,410	26,825	124,900	94,296
Other expenses	429	353	1,663	1,375
Total expenses	123,527	96,512	450,978	359,473
Income before income taxes	60,075	42,820	188,801	100,413
Income tax expense	11,755	4,639	36,142	11,994
Net income	48,320	38,181	152,659	88,419

Other comprehensive (loss) income
Change in unrealized (losses) gains on available-for-sale investments, net of taxes	(7,144)	3,523	(23,255)	27,862
Total comprehensive income	$41,176	$41,704	$129,404	$116,281

Earnings per share:
Basic	$2.13	$1.69	$6.73	$3.96
Diluted	$2.09	$1.65	$6.62	$3.87

Weighted-average shares outstanding:
Basic	22,728	22,611	22,693	22,319
Diluted	23,083	23,073	23,062	22,852

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
	(in thousands)
Assets
Investments:
Fixed-maturity securities at fair value	$1,392,066	$1,081,800
Equity securities at fair value	172,611	129,662
Total investments	1,564,677	1,211,462

Cash and cash equivalents	121,040	77,093
Investment income due and accrued	7,658	6,637
Premiums receivable, net	71,004	48,641
Reinsurance recoverables, net	122,970	93,215
Ceded unearned premiums	33,679	24,265
Deferred policy acquisition costs, net of ceding commissions	41,968	31,912
Intangible assets	3,538	3,538
Deferred income tax asset, net	2,109	—
Other assets	57,012	50,133
Total assets	$2,025,655	$1,546,896

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$881,344	$636,013
Unearned premiums	347,730	260,986
Payable to reinsurers	16,112	12,672
Accounts payable and accrued expenses	23,250	13,651
Credit facility	42,696	42,570
Deferred income tax liability, net	—	4,648
Other liabilities	15,188	118
Total liabilities	1,326,320	970,658

Stockholders' equity	699,335	576,238
Total liabilities and stockholders' equity	$2,025,655	$1,546,896